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                                                                    EXHIBIT 3.1




           FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                INTERLIANT, INC.


            Interliant, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:


            The Corporation was originally incorporated under the name of Sage Networks, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 8, 1997. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 2, 1998. Such certificate was amended pursuant to a Certificate of Amendment of Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on July 28, 1998, a Certificate of Amendment of Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on January 26, 1999, a Certificate of Amendment of Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 2, 1999 and a Certificate of Amendment of Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 11, 1999. The latter Certificate of Amendment changed the name of the Corporation to Interliant, Inc.


            1. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

            2. The text of the Certificate of Incorporation of the Corporation is hereby restated, integrated and amended to read in its entirety as follows:
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            FIRST: The name of the Corporation is Interliant, Inc.

            SECOND: The address of the registered office and registered agent in this state is Corporation Service Company, 1013 Centre Road in the City of Wilmington, County of New Castle, and the name of the registered agent at said address is Corporation Service Company.

            THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

            FOURTH: The authorized capital stock of the Corporation shall consist of [ ] shares of Common Stock, par value $.01 per share (the "Common Stock"), and [ ] shares of preferred stock, par value $.01 per share (the "Preferred Stock").

            The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Preferred Stock or the holders thereof are as follows:

A. COMMON STOCK

            All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

            Section 1. Dividends. When, as and if dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally in and receive, in accordance with the number of shares of Common Stock held by each such holder, such dividends. Dividends payable under this Section 1 shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Section 1 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

            Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

            Section 2. Voting Rights. Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.

            Section 3. Other Rights. Except for and subject to those rights expressly granted to the holders of Preferred Stock, or as otherwise provided herein, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders, including, without limitation, (a)


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the right to receive dividends, when, as and if declared by the Board of
Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding up or otherwise, the right to receive ratably and equally with all other holders of Common Stock all of the assets and funds of the Corporation remaining after the payment to the holders of Preferred Stock, of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up. For the purposes of this Section 3, neither the consolidation, combination or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive cash or capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease, or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

B. PREFERRED STOCK

            The Board of Directors (or a duly authorized committee thereof) is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock which shall have the powers, terms, conditions, designations, preferences and privileges, the relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, if any, as provided herein. Before any shares of any such series are issued, the Board of Directors (or a duly authorized committee thereof) shall fix, and is hereby expressly empowered to fix, as to the shares of any such series:

            (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

            (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law and, if so, the terms of such voting rights or powers, which may be full or limited;

            (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

            (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

            (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;


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            (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            (g) whether the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

            (i) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

            (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations, or restrictions thereof.

            The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of shares thereof then outstanding) the number of shares of Preferred Stock designated to any one or more series of Preferred Stock pursuant to this Section B of this Paragraph Fourth.

            FIFTH: A. Board of Directors. The number of directors of the Corporation shall consist of not less than five (5) nor more than fifteen (15) directors. The exact number of directors shall be determined from time to time by a resolution or resolutions adopted by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies or by resolution adopted by the stockholders. Directors (whether elected at an annual meeting or to fill a vacancy or otherwise) shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation, at which meeting their successors will be elected. Directors shall hold office until their successors are duly elected and qualified, subject, however, to a director's prior death, resignation, disqualification or removal from office. Any additional director elected to fill a vacancy resulting from an increase in the number of


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directors shall hold office for a term that shall coincide with the remaining term of the existing directors, but in no case shall a decrease in the number of directors shorten the term of any incumbent directors.

            B. Removal of Directors. A director may be removed from office, either with or without cause, by the affirmative vote of the holders of a majority of the combined voting power of all outstanding shares of stock then entitled to vote generally in the election of directors, voting as a single class.

            SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in furtherance and, except as specifically set forth in this Paragraph, not in limitation of the powers of the Corporation and of its directors and stockholders conferred by statute:

            (1) Subject to the provisions of Paragraph Eleventh hereof, the Board of Directors shall have power without (except as provided by applicable law) the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; to fix the times for the declaration and payment of dividends; and to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

            (2) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the state of Delaware, this Amended and Restated Certificate of Incorporation and the Corporation's By-laws, as in effect from time to time.

            SEVENTH: The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the By-laws of the Corporation.

            EIGHTH: No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing does not eliminate or limit any liability that may exist with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited. No amendment, modification or repeal of this Paragraph Eighth shall adversely


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affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

            NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

            TENTH: Following the consummation of an initial public offering of Common Stock or any transaction or event as a result of which any Common Stock is listed on a national securities exchange or registered under Section 12 of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be affected at a duly called annual or special meeting of stockholders of the Corporation, or by a consent in writing to the taking of such action if provision for such consent is made in the Corporation's By-laws.

            ELEVENTH: In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-laws adopted by the Board of Directors.

            3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL. The Board of Directors adopted resolutions setting forth this Amended and Restated Certificate of Incorporation, declaring its advisability and directing its consideration by the stockholders of the Corporation. A majority of the stockholders of the Corporation duly approved this Amended and Restated Certificate of Incorporation in accordance with Section 242 of the DGCL by executing a Waiver of Meeting of Stockholders and Majority Written Consent to Adoption of Resolutions pursuant to Section 228 of the DGCL, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendments.


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            IN WITNESS WHEREOF, Interliant, Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed by its __________________ and attested to by its Secretary and caused the corporate seal of the Corporation to be hereunto affixed this ____ day of April, 1999.



                                    ________________________________
                                    Name:
                                    Title:


Attest:



________________________________
Secretary


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